STOCK PURCHASE AGREEMENT

This Agreement made on December 1, 2000 between NewState Capital Co., Ltd., a corporation duly organized and existing under the laws of the Republic of Korea and having its principal place of business at 837-26 Yoksam-Dong, Kangnam-Gu, Seoul (hereinafter referred to as the “Transferee”) and Suk Cho Kang and other shareholders whose names appear on the attached Exhibit “A” (hereinafter referred to as the “Transferor” or “Transferors” collectively)

WITNESSETH:

WHEREAS, the Transferors hold 891,000 shares of common stock of World Asset Investment Consulting Co., Ltd. (hereinafter the "Corporation") which constitutes 55.34% of the total issued and outstanding shares of stock of the Corporation; and

WHEREAS, the Transferors desire to transfer the entire 891,000 shares of stock to the Transferee pursuant to the terms and conditions set forth herein; and

WHEREAS, Suk Cho Kang has all the authority to take necessary corporate and legal procedures for negotiating and entering into this Agreement on behalf of all the other Transferors; and

WHEREAS, the powers of attorney of all the other Transferors given to Suk Cho Kang are attached to this Agreement; and

WHERES, the Transferors guarantee the performance of all of the Corporation’s obligations as set forth herein.

NOW, THERFORE, the parties hereto agree as follows:

Article 1 Definitions

1.1         Terms

The following terms used in this Agreement shall have the following meanings:

"Provisions" shall mean the provisions in this Agreement.

"Closing Date" shall have the meaning as set forth in Article 3.1.

“Financial Statements” shall mean the Corporation’s balance sheet, profit & loss statement and other financial statements prepared in accordance with the generally accepted account principles in Korea as of December 1, 2000.

“Laws” shall mean the laws, ordinances, codes, rules and regulations of the government authorities.

"Purchase Price" shall have the meaning as set forth in Article 2.1.

“First Transfer Agreement” shall mean the agreement for transfer of 320,000 shares of stock to be entered into after this Agreement.

“Second Transfer Agreement” shall mean the agreement for transfer of 571,000 shares of stock to be entered into after this Agreement.

1.2         Other Terms

Definitions for other terms may be made in this Agreement.

Article 2 Sale and Purchase of Shares of Stock

2.1         Purchase Price

The Transferors agree to transfer all their title, rights and interests in the aforementioned number of shares of stock to the Transferee at the purchase price of 4,098,600,000 Won.

2.11         Par value of the stock is as written on Exhibit "B" and has been calculated based on the Financial Statements as of December 1, 2000.

2.2         Payment of Purchase Price

The Purchase Price shall be paid as follows:

2.2.1         Upon execution of this Agreement, the sum of 409,860,000 shall be paid.

2.2.2         Upon execution of this Agreement, the Transferee shall conduct due diligence. After due diligence, the Transferee shall take over 320,000 shares of stock constituting 19.87% of the entire issued and outstanding shares of the Corporation (the details of which attached hereto) in payment of 1,600,000,000 Won (First Transfer Agreement) on or before January 5, 2001.

2.2.3         On March 31, 2001, or upon the Transferee's obtaining approval from the Financial Supervision Commission, whichever is earlier, the Transferors shall transfer to the Transferee or a third party designated by the Transferee 571,000 shares of stock constituting 35.47% of the entire issued and outstanding shares of the Corporation (the details of which attached hereto) in payment of 2,088,740,000 Won (Second Transfer Agreement).

2.2.4         In the event the approval of Financial Supervision Commission is not obtained by March 31, 2001, the Transferee may, in consultation with the Transferors, adjourn the Second Transfer Agreement until June 30, 2001. In the event a further adjournment is necessitated, the Transferor may change the transferee under the First Transfer Agreement.

2.2.5         The Purchase Price shall be paid in bank checks.

2.2.6         Payment to Suk Cho Kang shall be considered payment to all the Transferors.

2.3         Prohibition of Transfer

2.3.1          The Transferors may not close the register of the shareholders and transfer the shares to others until the name of the Transferee is registered as a shareholder pursuant to Article 3.2.1.

Article 3 Closing

3.1         Closing

Transfer of the shares of stock and the necessary payment shall be made on March 31, 2001 Korean Standard Time (the “Closing Date”). Provided, however, that the Closing may be adjourned to June 30, 2001 in the event of Article 2.2.4.

3.2         Delivery of Documents

The following documents shall be delivered at Closing:

3.2.1         The Transferors shall deliver to the Transferee stock certificates with proper endorsements, proof of cancellation of all pledges and other documents necessary for transfer.

3.2.2         The Corporation shall take proper measures necessary to prove that the Transferee has become the shareholder of the Corporation including entry into the register of shareholders.

Article 4 Representations and Warranties of the Transferors

Each Transferor and the Corporation represent and warrant as follows:

4.1         Ownership of Shares

The Transferors have good and marketable title to the shares of stock without any hypothecation, pledge, encumbrance or voting trust and hold all the authority to sell the shares to the Transferee. The shares constitute the capital of the Corporation and do not constitute the capital of other corporations or conditional capital or conditional interest.

4.2         Organization of the Corporation

The Corporation is a corporation duly organized and existing under the laws of the Republic of Korea and has all the authority to do its business. All the shares of stock have been lawfully issued, paid into and non-assessable.

4.3         Authority

Suk Cho Kang has all the necessary legal authority to enter into this Agreement and consummate the transaction contemplated therein. Suk Cho Kang has been lawfully elected as the representative of the Transferors and is fully authorized to perform the provisions of this Agreement. This Agreement is properly executed and performed by each of the Transferor and imposes on the Transferors lawful, valid and binding obligations according to the terms of this Agreement.

4.4         Consent and Approval

In connection with the execution, delivery, enforcement and consummation of the transaction, there is no consent, approval or declaration for each Transferor to obtain from government authorities, individual or corporation or to file or record same.

4.5         Legal Proceedings

To the best of its knowledge, the Corporation is not involved in any legal proceedings which will significantly affect the business or financial conditions of the Corporation before any court or administrative agency. Further, to the best of its knowledge, the Corporation has not violated or is not violating any judgments or orders of any court or government agencies.

4.6         Compliance with Law

The Corporation and its business activities, except those that do not significantly affect the Corporation’s business or financial conditions, comply with all applicable laws, ordinances, judgments, rules and regulations. The Corporation has not violated and has not received any notices of violations of laws, judgments, rules, orders, ordinances and other laws materially affecting the Corporation’s business or financial conditions.

4.7         Financial Statements

The Financial Statements fairly, accurately and completely reflect the financial conditions of the Corporation in accordance with the generally accepted accounting principles of Korea. Since the date of the Financial Statements, the Corporation has been operated in a normal manner and there have been any changes that will negatively affect the Corporation.

4.8         Liabilities, etc.

4.8.1         The Transferors guarantee that the obligations, debts and liabilities incurred prior to the end of the due diligence have been correctly reflected to the Financial Statements and other supporting documents and transfer documents.

4.8.2         Other than the assets and debts accounted for by the due diligence under Article 6.3, the management of the Corporation shall be responsible for other damages or debts incurred due to the transactions out of the corporate books and records and shall indemnify and hold the Transferee and Corporation harmless therefor. The Transferors shall guarantee enforcement of the liabilities of the management.

4.9         Checks and Notes

The Corporation has not issued or endorsed any checks or notes other than those recorded in the corporate books of checks and notes.

4.10         Assets

The Financial Statements of the Corporation as of December 1, 2000 is attached hereto as Exhibit “C”.

Article 5 Representations and Warranties of the Transferee

The Transferee represents and warrants to the Corporation as follows:

5.1         Organization of the Transferee

The Transferee is a corporation duly organized and existing under the laws of the Republic of Korea and has all the power and authority to do business and own and lease assets.

5.2         Authority

The Transferee has all the corporate authority to make this Agreement and has completed all the necessary corporate procedures for performing the provisions of this Agreement and the obligations thereunder. This Agreement has been formally executed and delivered by the Transferee and constitutes a valid and binding agreement which can compel the Transferee in accordance with its provisions.

5.3         Obligations

Upon completion of the due diligence, the Transferee shall promptly commence the procedures necessary for the approval of the Financial Supervision Commission or other supervisory agency.

Article 6 Covenants Prior to Closing

The Corporation, Transferors and Transferee agree and covenant to do the following after the execution of this Agreement and prior to the Closing:

6.1         Maintenance of Business

The Corporation shall diligently maintain its business in a normal manner.

6.2         Obligations of the Transferors

Between the execution of this Agreement and the Closing, the Transferors are prohibited from doing the following without the written consent of the Transferee:

           Increasing or decreasing the Corporation's capital
           Dissolution, merger or restructuring of the Corporation
           Transfer of all or part of the Corporation's business or taking over buiness or management of other corporations
           Transactions between directors and the Corporation
           Amendment of regulations of the board of directors and by-laws
           Amendment of employment agreement or employment of new employees
           Guarantee of debts of third parties
           Other acts that will significantly affect the assets or business of the Corporation
           Distribution of dividends

6.3         Due Diligence by the Transferee

In order for the Transferee to familiarize itself with the business, property, books, records and conditions of the Corporation, the Corporation shall allow the employees, agents and representatives of the Transferee to examine the business, property, books, records and other conditions of the Corporation; to make copies of documents; and to verify the representations and warranties of the Transferors and the Corporation. The due diligence herein shall be completed within 20 days of execution of this Agreement. Within seven (7) days of the satisfactory completion of the due diligence, the Transferee shall notify the Transferors of the same.

6.4         Best Efforts

6.4.1         Immediately after the execution of this Agreement, the Transferor and the Corporation shall provide the Transferee all the data and documents necessary for obtaining governmental approvals. Each party agrees to take necessary and proper measures in accordance with the applicable laws and regulations and to do its best efforts to consummate the transaction herein.

6.5         Notice of Certain Conditions

Between the execution of this Agreement and the Closing, in the event of:

  occurrence or non-occurrence of events which will make the representations and warranties of the parties substantially false or inaccurate, or material failure of compliance with agreements, covenants or conditions by the Transferors, Corporation or Transferee,

then the parties shall give an immediate notice to the other party and shall make proper efforts to cure the same.

6.6         Prohibition of Merger and Acquisition

The Transferors and the Corporation shall not, directly or indirectly, discuss, negotiate seek advice, offer or agree for sale of the Corporation, merger with others, other than the Transferee or its subsidiaries, or disposition of substantial amount of the Corporation’s assets or business, provide information thereon, or cooperate with others in response to such an inquiry, offer or transaction. In the event the Transferors or Corporation receive such an offer or information of a possible offer, immediate notice shall be given to the Transferee.

Article 7 Dispatch of Management

7.1         Upon the completion of due diligence under Article 6.3 and upon the consummation of the First Transfer Agreement under Article 2.2.2, the Transferee shall dispatch a management team to the Corporation and discuss the overall management of the Corporation including its management policy, finance and personnel with the current management.

7.2         Upon the consummation of the Second Transfer Agreement, the Transferors shall fully cooperate with the Transferee so that a meeting of the shareholders may be convened in an orderly manner including resolution of the board of directors and acceptance of resignations of the directors and auditors of the Corporation.

Article 8 Closing Conditions

The Closing shall be conditioned upon the following:

8.1         Representations and Warranties

The representations and warranties of the Transferors and the Transferee contained in Articles 4 and 5 shall be true and correct as of the Closing Date and the Transferee, Transferors and Corporation shall have performed all their obligations to be completed prior to the Closing.

8.2         Consent by Third Parties

The Transferors, Corporation and Transferee shall adopt proper resolutions of the shareholders and the board directors for approval of the transactions contemplated herein and take other necessary actions including issuance of proxy, entry into register of shareholders, notice, publication, registration and other acts required by the Law.

8.3         Due Diligence

The Transferors and Corporation shall provide all the information reasonably requested by the Transferee during the due diligence period and the Transferee shall proceed with the Closing in its sole judgment.

Article 9 Compensation

9.1         Compensation

The Transferors shall compensate the Transferee for damages, costs and expenses, including interests, penalties and reasonable attorney’s fees, incurred by the Transferee by reason of the Transferors’ violation of the representations, warranties, covenants and agreements. The Transferee shall compensate the Transferors for damages, costs and expenses, including interests, penalties and reasonable attorney’s fees, incurred by the Transferors by reason of the Transferee’s violation of the representations, warranties and agreements.

9.2          Transferee's Delay of Closing

The closing for the First Transfer Agreement under Article 3.1 shall take place on or before January 5, 2001 and the Second Transfer Agreement on or before March 31, 2001. In the event the closing is delayed due to the Transferee’s default, the Transferors shall have the right to rescind this Agreement and keep the contract deposit as liquidated damages. With the exception of Article 3.1, the First Transfer Agreement shall be considered as ordinary securities transaction and the Transferors shall not be subject to the obligation of redemption.

9.3         Transferors' Delay of Closing

In the event of closing due to the default of the Transferor or Transferors, the Transferee shall have the right to rescind this Agreement and the Transferors shall pay the Transferee twice the amount of the contract deposit as liquidated damages and shall redeem the shares transferred under the First Transfer Agreement.

Article 10 Miscellaneous

10.1         Change of the Name of the Corporation

The Transferee shall have the right to change the name and trademark of the Corporation after Closing.

10.2         Termination of Agreement

In the event of the other party’s default, each party may terminate this Agreement by giving a written notice to the defaulting party. Further, in the event the Closing does not take place on or before March 31, 2001, with the exception of Article 9.3.1, either party may terminate this Agreement. However, both parties may extend this Agreement by a written agreement.

10.3          Confidentiality

This Agreement shall not be divulged to third parties other than by the judgment or order of court or by relevant laws or mandatory regulations.

10.4         Choice of Law

This Agreement shall be construed and applied by the laws of the Republic of Korea.

10.5         Jurisdiction

Seoul District Court shall have the exclusive jurisdiction over any disputes and conflicts arising between the Transferors and Transferee in connection with this Agreement.

10.6         Notice

Unless otherwise set forth in this Agreement, notice, demand, instruction and other correspondence to the other party shall be delivered by telegram, facsimile, registered mail and return receipt to the following addresses:

To the Transferors and Corporation:

World Asset Investment Consulting Co., Ltd.
Yoksam-Dong, Kangnam-Gu, Seoul
Telephone: 02-553-4100
Facsimile: 02-552-5114
Attention: Suk Cho Kang

To the Transferee:

NewState Capital Co., Ltd.
837-26 Yoksam-Dong, Kangnam-Gu, Seoul
Telephone: 02-2188-6600
Facsimile: 02-2188-6616
Attention: Byung Ki Kim

The parties may designate other name, address and telephone for receiving the notices.

10.7         Entire Agreement; Amendment and Waiver

This Agreement, together with the Exhibits and attachments, constitutes the entire agreement between the parties and supersedes all other oral or written agreements, understandings, negotiations and discussions between the parties. Any addition, amendment or deletion of this Agreement shall not be effective unless agreed in writing. Waiver of a certain provision shall not constitute waiver of other provisions.

10.8         Assignment

This Agreement shall not be assigned without the prior written consent of the other party.

10.9          Invalidity

Invalidity, illegality and unenforceability of a certain provision shall not make the other provisions invalid. In the event partial invalidity of this Agreement physically affects the rights and obligations of the other party, both parties may amend the Agreement in good faith and in a mutually satisfactory manner. In the absence of a law for such an amendment, either party may terminate this Agreement pursuant to the provision of termination.

10.10          Headings

The Headings are for convenience and reference only and shall not affect the interpretation of this Agreement.

10.11         Usage

For purpose of interpretation of this Agreement, the use of singular or plural shall not limit the meaning of any provision. Reference to a party shall include its successors and assigns and reference to a law shall include its amendments and changes.

IN WITNESS WHEREOF, the representatives of the parties have executed this Agreement on the day and year first above written.

Dated:    December 1, 2000

Transferors:
Suk Cho Kang, individually
and on behalf of the other Transferors named in Exhibit "A"

Signature:    _________________________
Name:         Suk Cho Kang                  (Seal)

Transferee:
NewState Capital Co., Ltd.

Signature:    _________________________
Name:         Byung Ki Kim
Position:        Representative Director             (Seal)

EXHIBIT "A"
-----------
                                                         LIST OF SHAREHOLDERS
                                                         --------------------

No.                    Name                               Number of Shares                     Percentage
---                    ----                               ----------------                     ----------
 1                 World Adcom                                300,000                              18.63%
 2                 Shin Chul Kang                             100,000                               6.21%
 3                 Young Duk Lee                              100,000                               6.21%
 4                 Ae Ja Yang                                 100,000                               6.21%
 5                 Suk Kwan Kang                               30,000                               1.86%
 6                 Suk Cho Kang                                 1,000                               0.06%
 7                 Kap Choon Kim                               40,000                               2.48%
 8                 Bok Sun Kim                                 20,000                               1.24%
 9                 Hyundai Swiss Mutual Credit                100,000                               6.21%
10                 Dong Hoon Lee                              100,000                               6.21%
---------------------------------------------------------------------------------------------------------------------------------------
Total                                                         891,000                              55.34%

                                                A-1

EXHIBIT "B"

STOCK TRANSFER SCHEDULE
-----------------------

      (1)      First Transfer Agreement

                 Name of           Number of        Percentage of             Par Value       Purchase Price
            Shareholders              Shares              Holding                 (Won)                (Won)
------------------------- ------------------- -------------------- --------------------- --------------------
          Shin Chul Kang             100,000                6.21%                 5,000          500,000,000
------------------------- ------------------- -------------------- --------------------- --------------------
           Young Duk Lee             100,000                6.21%                 5,000          500,000,000
------------------------- ------------------- -------------------- --------------------- --------------------
              Ae Ja Yang             100,000                6.21%                 5,000          500,000,000
------------------------- ------------------- -------------------- --------------------- --------------------
           Suk Kwan Kang              20,000                1.24%                 5,000          100,000,000
------------------------- ------------------- -------------------- --------------------- --------------------
                Subtotal             320.000               19.88%                              1,600,000,000

      (2) Second Transfer Agreement

                 Name of           Number of        Percentage of             Par Value       Purchase Price
            Shareholders              Shares              Holding                 (Won)                (Won)
------------------------- ------------------- -------------------- --------------------- --------------------
             World Adcom             300,000               18.68%                 4,159        1,247,600,000
------------------------- ------------------- -------------------- --------------------- --------------------
           Suk Kwan Kang              10,000                0.62%                 5,000           50,000,000
------------------------- ------------------- -------------------- --------------------- --------------------
            Suk Cho Kang               1,000                0.06%                 5,000            5,000,000
------------------------- ------------------- -------------------- --------------------- --------------------
           Kap Choon Kim              40,000                2.48%                 4,600          184,000,000
------------------------- ------------------- -------------------- --------------------- --------------------
             Bok Sun Kim              20,000                1.24%                 4,600           92,000,000
------------------------- ------------------- -------------------- --------------------- --------------------
    Hyundai Swiss Mutual             100,000                6.21%                 4,600          460,000,000
                  Credit
------------------------- ------------------- -------------------- --------------------- --------------------
           Dong Hoon Lee             100,000                6.21%                 4,600          460,000,000
------------------------- ------------------- -------------------- --------------------- --------------------
                Subtotal             571,000               35.47%                              2,498,600,000

========================= =================== ==================== ===================== ====================
                   Total             891,000               55.34%                              4,098,600,000
------------------------- ------------------- -------------------- --------------------- --------------------

Note: Holdings of Suk Kwan Kang were purchased in two separate transactions. Purchase price under the second Transfer Agreement is exclusive of contract deposit in the amount of 409,860,000 Won.

B-1